Exhibit B-3

                           [Letterhead of Fleet Bank]




April 29, 1997


Mr. Mark Collin
Vice President
Unitil Corp.
6 Liberty Lane West
Hampton, NH 03842-1720


Dear Mark:

         We are pleased to inform you that Fleet Bank - NH (the "Bank") holds available for Unitil Corp. ("Unitil") a $6,000,000.00 unsecured line of credit (the "6,000,000 Line") to extend through July 31, 1997. This line shall be available for short term advances used for working capital and general corporate purposes. This letter, together with the related promissory note, shall serve as our agreement concerning the terms and conditions of your borrowing under the line of credit.

Borrowings will be priced at the rates we quote you as:

(1)      Our Base rate as announced from time to time (presently
         8.50%); or
(2)      Our I month reserve-adjusted Eurodollar rate plus .30%; or
(3) Our "Money Market" rates as we may quote you from time to time in our sole discretion.

Each rate will be as determined by Fleet Bank - NH at 10:00 a.m. on the day of the requested borrowing in the case of Base rate or Money Market borrowings or two business days prior to such date in the case of Eurodollar rate borrowings. Requests for borrowings at these pricing options should be received at least one hour before the time for determining the relevant rate. Each borrowing under this line by you must specify the amount of the loan requested, the rate requested and the maturity requested. As is typical for facilities of this type, the bank retains the right to refuse at any time any borrowing request hereunder.

Borrowings at Eurodollar rates may be requested for maturities of 30 days; borrowings at Money Market rates may be requested for maturities of 30 days. All loans will be made by crediting the proceeds thereof to your demand deposit account maintained at Fleet Bank: - NH, which account should be established prior to any advances under the line.

All Eurodollar rates will be as adjusted for reserve requirements. Borrowings under the Eurodollar or Money Market options must be in minimum increments of $500,000 or greater multiples of $ 100,000, and your ability to prepay such borrowings is subject to a requirement that you compensate us for any funding losses and other costs (including lost profits) incurred as a result of such prepayment.

Borrowings at Money Market and Eurodollar rates are subject to the availability of funding sources and the continued legality of our offering such pricing options. You agree to reimburse us for any increased costs (taxes, regulatory reserves or assessments, etc.) incurred by us in connection with Eurodollar borrowings.

All Base rate, Eurodollar rate and Money Market rate borrowings shall be evidenced by a promissory note in the form attached and requiring execution prior to initiation of the line. Your authorization for us to record each borrowing and the corresponding information (regarding the amount of the borrowing, the interest rate, and the maturity) on the schedule forming a part of this promissory note, and this schedule, together with our corresponding records of debt and credit, shall constitute the official record of all borrowings under this facility. You agree that, absent manifest error, this record shall be conclusive and binding. Following each advance, at your request we will send to you by fax a copy of the note schedule evidencing the most recent advance.

The availability of loans under this facility is subject to our usual condition that we continue to be satisfied with the affairs of Unitil Corp. and to any substantive changes in governmental regulations or monetary policies.

If the foregoing satisfactorily sets forth the terms and conditions of this line of credit, please indicate your agreement by executing and returning this letter and the attached promissory note.

We have enjoyed working with Unitil Corp. and hope that we may continue to develop a longstanding and mutually beneficial relationship.


Sincerely,

/s/ Kenneth R. Sheldon

Kenneth R. Sheldon
Vice President
Corporate Banking

Accepted:

WITNESS:                                   UNITIL CORPORATION


/s/ Mark H. Collin                         By:/s/ Gail A. Siart

                                           Title: Chief Financial Officer
                                           Date:  May 1, 1997



                                 PROMISSORY NOTE

                                  $6,000,000.00


                                                    Date:  May 1, 1997
                                                    Place: Manchester, NH

     FOR VALUE RECEIVED, the undersigned hereby promises to pay to Fleet Bank - NH, a bank: incorporated under the laws of the State of New Hampshire ("Bank"), or order, at the head office of the Bank in Manchester, New Hampshire, the principal amount of $6,000,000.00, or so much thereof as is from time to time advanced or readvanced pursuant to loans made by the Bank to the undersigned pursuant to the letter agreement between the Bank and the undersigned dated April 29, 1997, and as evidenced by the Bank's entry from time to time on the schedule attached hereto (the "Note Schedule"), together with interest on each loan from the date such loan is made until the maturity thereof at the applicable rate set forth in the Note Schedule. The entire principal amount of each loan shall be payable on demand unless a maturity date for such loan is indicated in the Note Schedule, and in any event, the aggregate outstanding principal amount of all loans hereunder shall be due and payable on July 31, 1997. Interest on the principal amount of each loan shall be payable in arrears on the same day as the principal amount is due, provided that (i) interest on each loan bearing interest at the Base Rate shall be payable on the last day of each month, beginning on the first of such dates occurring after the date of such loan and continuing monthly thereafter until the payment amount of such loan is due at which time the balance of all outstanding interest shall be payable. Interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. All payments shall be made in lawful currency of the United States of America m immediately available funds.

     Upon the occurrence of a Default (as defined below) and until the payment of principal of all loans outstanding hereunder, and all interest with respect thereto, all outstanding principal amounts due hereunder and, to the extent permitted by law, overdue interest with respect thereto, shall bear interest, payable on demand and compounded daily, at a rate per annum of two percent (2%) above the greater of (i) the Base Rate or (ii) the rate applicable to such loan prior to the date such loan was due.

     If any of the following events of default shall occur ("Defaults"): (a) default in the payment or performance of any of the Obligations or of any obligations of any Obligor to others for borrowed money or in respect of any extension of credit or accommodation: (b) failure of any representation or warranty, statement or information in any documents or financial statements delivered-to the Bank: for the purpose of inducing it to make or maintain any loan under this Note to be true and correct; (c) failure of the undersigned to file any tax return, or to pay or remit any tax:, when due, unless the undersigned contests the particular tax in good faith, and also maintains adequate reserves to pay such tax, if unsuccessful in its action to contest; (d) failure to furnish the holder promptly on request with financial information about, or to permit inspection by the holder of books, records and properties to any Obligor; (e) any Obligor generally not paying its debts as they become due;
(f) -death, -dissolution, --termination of existence, insolvency, business failure, appointment of a receiver or other custodian of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings (except for an involuntary bankruptcy petition against any Obligor to which such Obligor files a proper answer thereto pursuant to Section 303(d) of the Bankruptcy Code (11 USC Section 303(d)) within ten (10) days of receipt of notice of said proceeding, which answer shall include a request that petitioning creditors post adequate bond under Section 303(e) (II USC Section 303(e))) under any bankruptcy or insolvency laws by or against, any Obligor; (g) a material adverse change in the condition or affairs (financial or otherwise) of any Obligor which in the opinion of the holder will impair its security or increase its risk including but not limited to any reduction of any Obligor's tangible net worth by more than 10% from its level at the previous fiscal year end or the occurrence of operating losses for any consecutive twelve month period; then the holder shall give written notice of such default and if such default is not cured within five business days of delivery of such notice then immediately and automatically with respect to any Defaults set forth in clauses
(e) and (f) above, and thereupon or at anytime thereafter with respect to each other Default (such Default not having been previously cured), at the option of the holder, all Obligations of the undersigned shall become immediately due and payable without demand, and, if there is any collateral for the Obligations, the holder shall then have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New Hampshire.

     Any sums from time to time credited by or due from the holder to any Obligor, and any property of any Obligor in which the holder has from time to time any security interest or which from time to time may be in the possession of the holder for any purpose shall constitute collateral security for the payment or performance of the Obligations of any Obligor hereunder, and each Obligor hereby grants the holder a security interest in such sums and property. Regardless of the adequacy of any collateral, the holder may apply such sums or property or realizations upon any such security interest against such Obligations at any time in the case of the primary Obligor but only against matured Obligations in the case of a secondary Obligor.

     Except as otherwise expressly stated herein, each Obligor waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance, default and enforcement of this Note or of any collateral, and assents to any extension or postponement of the Promissory Note time of payment or any other indulgence under this Note or with respect to any collateral, to any substitution, exchange or release of any collateral and/or to the addition or release of any other party or person primarily or secondarily liable hereunder. As used herein "Obligor" means and includes the undersigned and all other persons primarily or secondarily liable hereunder or in respect hereto; "Obligation" means any obligation hereunder or otherwise of any Obligor to the holder whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and "holder" means the payee or any endorsee of this Note who is in possession of it, or the bearer hereof if this Note is at the time payable to the bearer.

     The undersigned will pay on demand all costs of collection and attorneys' fees paid or incurred by the holder in enforcing the Obligations of any Obligor.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right, or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. No single or partial exercise of a power hereunder shall preclude other exercises thereof or the exercises of any other power hereunder.

     This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of The State of New Hampshire.


                                   UNITIL CORPORATION

                                   By:/s/ Peter Stulgis

                                   Title: Chief Executive Officer
                                          and Chairman of the Board


                                   UNITIL CORPORATION

                                   By:/s/ Gail A. Siart

                                   Title: Chief Financial Officer



State of New Hampshire
County of Rockkingham


         On this the lst day of May 1997, before me, Donna M. Carleton the undersigned notary or justice, personally appeared Gail A. Siart & Peter J. Stulgis who acknowledged himself/herself to be the Chief Executive Officer and Chief Financial Officer of Unitil Corporation and that he, as such authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation be himself as such authorized officer.


                                     /s/ Donna M. Carleton
                                         Notary Public

                                   [seal of Donna M. Carleton]


                                                        September 30, 1996


Mr. Mark Collin, Vice President
Unitil Corp.
6 Liberty Lane West
Hampton, NH  03842-1720

Dear Mark:

We are pleased to inform you that Fleet Bank - NH holds available for Unitil Corp. a $2,000,000.00 unsecured line of credit to extend through June 30, 1997. This line shall be available for short term advances used for working capital and general corporate purposes. This letter, together with the related promissory note, shall serve as our agreement concerning the terms and conditions of your borrowing under the line of credit.

Borrowings will be priced at the rates we quote you as:

(1)      Our Base rate as announced from time to time (presently
         8.25%, or

(2)      Our 1, 2, or 3-month reserve-adjusted Eurodollar rate plus
         .30%, or

(3) Our "Money Market" rates as we may quote you from time to time in our sole discretion.

Cash rate will be as determined by Fleet Bank - NH at 10:00 a.m. on the day of the requested borrowing in the case of Base rate or Money Market borrowings or two business days prior to such date in the case of Eurodollar rate borrowings. Requests for borrowings at these pricing options should be received at least one hour before the time for determining the relevant rate. Cash borrowing under this line by you must specify the amount of the loan requested, the rate requested and the maturity requested. As is typical for facilities of this type, the bank retains the right to refuse at any time any borrowing request hereunder.

Borrowings at Eurodollar rates may be requested for maturities of one, two or three months; borrowings at Money Market rates may be requested for maturities of 30, 60, or 90 days; an no loan shall have a maturity that extends beyond June 30, 1997. All loans will be made by crediting the proceeds thereof to your demand deposit account maintained at Fleet Bank - NH, which account should be established prior to any advances under the line.

All Eurodollar rates will be as adjusted for reserve requirements. Borrowings under the Eurodollar or Money Market options must be in minimum increments of $500,000 or greater multiples of $100,000, and your ability to prepay such borrowings is subject to a requirement that you compensate us for any funding losses and other costs (including lost profits) incurred as a result of such prepayment.

Borrowings at Money Market and Eurodollar rates are subject to the availability of funding sources and the continued legality of our offering such pricing options. You agree to reimburse us for any increased costs (taxes, regulatory reserves or assessments, etc.) incurred by us in connection with Eurodollar borrowings.

All Base rate, Eurodollar rate and Money Market rate borrowings shall be evidenced by a promissory note in the form attached and requiring execution prior to initiation of the line. Your authorization for us to record each borrowing and the corresponding information (regarding the amount of the borrowing, the interest rate and the maturity) on the schedule forming a part of this promissory note, and this schedule, together with our corresponding records of debt and credit, shall constitute the official record of all borrowings under this facility. You agree that, absent manifest error, this record shall be conclusive and binding. Following each advance, at your request we will send to you by fax a copy of the note schedule evidencing the most recent advance.

The availability of loans under this facility is subject to our usual condition that we continue to be satisfied with the affairs of Unitil Corp. and to any substantive changes in governmental regulations or monetary policies.

If the foregoing satisfactorily sets forth the terms and conditions of this line of credit, please indicate your agreement by executing and returning this letter and the attached promissory note.

We look forward to working with Unitil Corp. and hope that we may continue to develop a long-standing and mutually beneficial relationship.

Sincerely,

/s/ Kenneth R. Sheldon

Kenneth R. Sheldon
Vice President
Corporate Banking

Accepted:

WITNESS:                                      UNITIL CORPORATION


/s/ Sandra L. Walh                            By: /s/ Gail A. Siart
                                              Title: CFO
                                              Date: 10/1/96